Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3’14 RESULTS

Tempe, AZ – October 23, 2014 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended September 30, 2014. Total revenues were $113.3 million and leasing revenues were $104.8 million, up from $105.0 million and $95.6 million, respectively, for the same period last year. The Company’s third quarter net income was $14.8 million, or $0.32 per diluted share, compared to net income of $14.3 million, or $0.31 per diluted share, respectively, for the third quarter of 2013. On an adjusted basis, third quarter net income was $15.2 million, or $0.33 per diluted share, compared to $13.1 million, or $0.28 per diluted share, respectively, for the third quarter of 2013.

Adjusted EBITDA was $44.4 million and adjusted EBITDA margin was 39.2% for the third quarter of 2014.

Third Quarter 2014 Highlights

•	Grew leasing revenues 9.7% year-over-year.

•	Drove third quarter sequential rental rates 1.5% higher than second quarter 2014 levels.

•	Increased rental rates by 8.0% year-over-year, with new units delivered at an 11.5% higher rate than the previous year.

•	Improved yield over the previous year by 11.5% to an all-time high of $719 per unit.

•	Achieved an adjusted EBITDA margin of 39.2%, while continuing to invest in repairs and maintenance associated with increased deliveries and repositioning assets to high utilization markets, resulting in incremental expense of approximately $3 million, or 3% of revenues above more normalized levels.

•	Adjusted diluted earnings per share was $0.33, up from $0.28 in the third quarter of 2013.

•	Average fleet utilization was 67.9%, however, stronger year-over-year rental activations in September increased utilization to 71.0% at September 30, 2014.

•	Delivered free cash flow of $31.1 million, the 27th consecutive quarter of positive free cash flow.

•	Repurchased $25.0 million of shares during the quarter.

•	Acquired three portable storage businesses in the quarter.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “We continued to generate strong results in the third quarter with leasing revenues growing approximately 10% year-over-year. The sales reorganization that was implemented during the second quarter is largely behind us as evidenced by strong and growing activations and improved productivity as we moved through the third quarter. Our underlying adjusted EBITDA margin is already running in the 41-42% range excluding the incremental costs associated with the repair and repositioning of available units to high demand areas. We expect these costs to decline in 2015, and contribute to margin expansion next year.

Mr. Olsson added, “Earlier this year we said that 2014 was a year of change. I’m very pleased to say that our strategic plan is delivering the desired results and has us, in the short term, well along the path to achieving our stated 2014 goals of a year-over-year top-line growth rate and profitability exceeding that of 2013, resulting in higher free cash flow for the year. Longer term, we expect the enhancements we have made over the past year to our fleet and our sales organization to translate into continued strong growth and margin expansion.”

Mobile Mini, Inc. News Release	Page 2
October 23, 2014

Dividend

The Company’s regular quarterly cash dividend of $0.17 per share will be paid on December 3, 2014 to shareholders of record on November 12, 2014.

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Thursday, October 23, 2014, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of approximately 214,000 portable storage containers and office units with 135 locations in the U.S., United Kingdom, and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth and profitability, financial performance, margin expansion, ability to enter new markets, and increased free cash flow, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879 www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
October 23, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands except per share data)

(includes effects of rounding)

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2014	2014	2013	2013
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$104,798	$104,798	$95,559	$95,559
Sales	7,913	7,913	8,913	8,913
Other	611	611	568	568

Total revenues	113,322	113,322	105,040	105,040

Costs and expenses:
Cost of sales	5,199	5,199	5,936	5,936
Leasing, selling and general expenses (2)	67,889	67,852	62,621	62,621
Restructuring expenses (3)	593	—	1,335	—
Asset impairment recovery, net (4)	—	—	(748)	—
Depreciation and amortization	9,470	9,470	8,895	8,895

Total costs and expenses	83,151	82,521	78,039	77,452

Income from operations	30,171	30,801	27,001	27,588
Other income (expense):
Interest expense	(7,107)	(7,107)	(7,343)	(7,343)

Income from continuing operations before income tax provision	23,064	23,694	19,658	20,245
Income tax provision	8,244	8,484	5,326	7,191

Income from continuing operations	14,820	15,210	14,332	13,054
Loss from discontinued operation, net of tax (5)	—	—	(29)	—

Net income	$14,820	$15,210	$14,303	$13,054

Earnings per share:
Basic:
Income from continuing operations	$0.32	$0.33	$0.31	$0.29
Loss from discontinued operation	—	—	—	—

Net Income	$0.32	$0.33	$0.31	$0.29

Diluted:
Income from continuing operations	$0.32	$0.33	$0.31	$0.28
Loss from discontinued operation	—	—	—	—

Net Income	$0.32	$0.33	$0.31	$0.28

Weighted average number of common and common share equivalents outstanding:
Basic	46,001	46,001	45,511	45,511

Diluted	46,675	46,675	46,162	46,162

EBITDA	$39,641	$44,427	$35,896	$41,127

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2014, represents acquisition activity costs.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2013, represents the gain upon completion of sale (offset by losses upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.
(5)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 4
October 23, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands except per share data)

(includes effects of rounding)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2014	2013	2013
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$296,919	$296,919	$268,466	$268,466
Sales	23,761	23,761	29,805	29,805
Other	1,579	1,579	1,416	1,416

Total revenues	322,259	322,259	299,687	299,687

Costs and expenses:
Cost of sales	16,131	16,131	19,941	19,941
Leasing, selling and general expenses (2)	204,394	204,318	172,758	172,758
Restructuring expenses (3)	2,909	—	2,053	—
Asset impairment charge, net (4)	557	—	39,489	—
Depreciation and amortization	27,920	27,920	26,439	26,439

Total costs and expenses	251,911	248,369	260,680	219,138

Income from operations	70,348	73,890	39,007	80,549
Other income (expense):
Interest expense	(21,191)	(21,191)	(22,317)	(22,317)
Foreign currency exchange	(1)	(1)	(1)	(1)

Income from continuing operations before income tax provision	49,156	52,698	16,689	58,231
Income tax provision	17,633	18,673	4,557	21,153

Income from continuing operations	31,523	34,025	12,132	37,078
Loss from discontinued operation, net of tax (5)	—	—	(168)	—

Net income	$31,523	$34,025	$11,964	$37,078

Earnings per share:
Basic:
Income from continuing operations	$0.68	$0.74	$0.26	$0.82
Loss from discontinued operation	—	—	—	—

Net Income	$0.68	$0.74	$0.26	$0.82

Diluted:
Income from continuing operations	$0.67	$0.73	$0.26	$0.81
Loss from discontinued operation	—	—	—	—

Net Income	$0.67	$0.73	$0.26	$0.81

Weighted average number of common and common share equivalents outstanding:
Basic	46,128	46,128	45,394	45,394

Diluted	46,846	46,846	45,972	45,972

EBITDA	$98,267	$113,106	$65,445	$117,010

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2014, represents acquisition activity costs.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge (offset by gains upon completion of sale) primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(5)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 5
October 23, 2014

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(includes effects of rounding)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Cash	$1,612	$1,256
Receivables, net	60,951	53,104
Inventories	17,584	18,744
Lease fleet, net	974,035	979,276
Property, plant and equipment, net	95,322	85,153
Assets held for sale	—	980
Deposits and prepaid expenses	7,108	6,116
Other assets and intangibles, net	11,900	13,523
Goodwill	525,623	519,222

Total assets	$1,694,135	$1,677,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$23,841	$18,862
Accrued liabilities	61,936	65,308
Lines of credit	307,388	319,314
Obligations under capital leases	18,926	8,781
Senior Notes	200,000	200,000
Deferred income taxes	226,500	209,565

Total liabilities	838,591	821,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock: $.01 par value, 95,000 shares authorized, 48,926 issued and 46,081 outstanding at September 30, 2014 and 48,810 issued and 46,626 outstanding at December 31, 2013	489	488
Additional paid-in capital	564,531	550,387
Retained earnings	375,421	359,778
Accumulated other comprehensive loss	(19,761)	(15,440)
Treasury stock, at cost, 2,845 and 2,184 shares at September 30, 2014 and December 31, 2013, respectively	(65,136)	(39,669)

Total stockholders’ equity	855,544	855,544

Total liabilities and stockholders’ equity	$1,694,135	$1,677,374

Mobile Mini, Inc. News Release	Page 6
October 23, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

(includes effects of rounding)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities:
Net income	$31,523	$11,964
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment charge, net	557	38,953
Provision for doubtful accounts	2,057	1,288
Amortization of deferred financing costs	2,108	2,108
Amortization of long-term liabilities	124	128
Share-based compensation expense	11,573	10,769
Depreciation and amortization	27,920	26,586
Gain on sale of lease fleet units	(4,496)	(7,698)
Gain on disposal of property, plant and equipment	(181)	(56)
Deferred income taxes	17,333	4,249
Foreign currency transaction loss	1	1
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(9,883)	(5,297)
Inventories	1,125	(2,397)
Deposits and prepaid expenses	(920)	19
Other assets and intangibles	28	12
Accounts payable	5,106	2,768
Accrued liabilities	3,783	2,077

Net cash provided by operating activities	87,758	85,474

Cash Flows From Investing Activities:
Cash paid for businesses acquired	(20,014)	—
Additions to lease fleet, excluding acquisitions	(16,310)	(23,611)
Proceeds from sale of lease fleet units	17,813	25,411
Additions to property, plant and equipment	(11,677)	(10,651)
Proceeds from sale of property, plant, and equipment	3,374	1,013

Net cash used in investing activities	(26,814)	(7,838)

Cash Flows From Financing Activities:
Net repayments under lines of credit	(11,926)	(83,733)
Principal payments on notes payable	—	(310)
Principal payments on capital lease obligations	(1,346)	(289)
Issuance of common stock	2,572	6,467
Dividend payments	(23,583)	—
Purchase of treasury stock	(25,467)	—

Net cash used in financing activities	(59,750)	(77,865)

Effect of exchange rate changes on cash	(838)	360

Net increase in cash	356	131
Cash at beginning of period	1,256	1,937

Cash at end of period	$1,612	$2,068

Supplemental Disclosure of Cash Flow Information:
Equipment acquired through capital lease obligations	$11,491	$1,492

Mobile Mini, Inc. News Release	Page 7
October 23, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$39,641	$35,896	$98,267	$65,445
Discontinued operation	—	24	—	(20)
Interest paid	(2,203)	(2,552)	(14,494)	(15,773)
Income and franchise taxes paid	(167)	(177)	(945)	(962)
Share-based compensation expense	4,432	5,390	11,573	10,769
Asset impairment (recovery) charge, net	—	(751)	557	38,953
Gain on sale of lease fleet units	(2,001)	(2,250)	(4,496)	(7,698)
Gain on disposal of property, plant and equipment	(540)	(118)	(181)	(56)
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(6,566)	(3,187)	(7,826)	(4,009)
Inventories	1,070	(795)	1,125	(2,397)
Deposits and prepaid expenses	936	436	(920)	19
Other assets and intangibles	39	19	28	12
Accounts payable and accrued liabilities	3,832	1,525	5,070	1,191

Net cash provided by operating activities	$38,473	$33,460	$87,758	$85,474

Reconciliation of net income to EBITDA and adjusted EBITDA:
Net income	$14,820	$14,303	$31,523	$11,964
Loss from discontinued operation, net of tax	—	29	—	168
Interest expense	7,107	7,343	21,191	22,317
Income tax provision	8,244	5,326	17,633	4,557
Depreciation and amortization	9,470	8,895	27,920	26,439

EBITDA	39,641	35,896	98,267	65,445
Share-based compensation expense	4,156	4,644	11,297	10,023
Restructuring expenses	593	1,335	2,909	2,053
Acquisition expenses	37	—	76	—
Asset impairment (recovery) charge, net	—	(748)	557	39,489

Adjusted EBITDA	$44,427	$41,127	$113,106	$117,010

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$38,473	$33,460	$87,758	$85,474
Additions to lease fleet, excluding acquisitions	(8,160)	(9,314)	(16,310)	(23,611)
Proceeds from sale of lease fleet units	5,794	9,482	17,813	25,411
Additions to property, plant and equipment	(6,936)	(997)	(11,677)	(10,651)
Proceeds from sale of property, plant and equipment	1,923	555	3,374	1,013

Net capital expenditures, excluding acquisitions	(7,379)	(274)	(6,800)	(7,838)

Free cash flow	$31,094	$33,186	$80,958	$77,636

Mobile Mini, Inc. News Release	Page 8
October 23, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands except per share data)

(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals
	Three Months Ended September 30, 2014
		Share-based
		compensation	Restructuring	Acquisition
	As Adjusted (1)	expense (2)	expenses (3)	expenses (4)	Actual
Revenues	$113,322	$—	$—	$—	$113,322
EBITDA	$44,427	$(4,156)	$(593)	$(37)	$39,641
EBITDA margin	39.2%	(3.7)%	(0.5)%	—	35.0%
Operating income	$30,801	$—	$(593)	$(37)	$30,171
Operating income margin	27.2%	—	(0.5)%	—	26.6%
Pre tax income	$23,694	$—	$(593)	$(37)	$23,064
Net income	$15,210	$—	$(367)	$(23)	$14,820
Diluted earnings per share	$0.33	$—	$(0.01)	$—	$0.32

	Reconciliation of Adjusted Measurements to Actuals
	Three Months Ended September 30, 2013
		Share-based		Asset		Loss from
		compensation	Restructuring	impairment	Income tax	discontinued
	As Adjusted (1)	expense (2)	expenses (3)	recovery, net (5)	benefit (6)	operation, net (7)	Actual
Revenues	$105,040	$—	$—	$—	$—	$—	$105,040
EBITDA	$41,127	$(4,644)	$(1,335)	$748	$—	$—	$35,896
EBITDA margin	39.2%	(4.4)%	(1.3)%	0.7%	—	—	34.2%
Operating income	$27,588	$—	$(1,335)	$748	$—	$—	$27,001
Operating income margin	26.3%	—	(1.3)%	0.7%	—	—	25.7%
Pre tax income from continuing operations	$20,245	$—	$(1,335)	$748	$—	$—	$19,658
Net income	$13,054	$—	$(848)	$465	$1,661	$(29)	$14,303
Diluted earnings per share	$0.28	$—	$(0.02)	$0.01	$0.04	$—	$0.31

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	Represents the impairment charge (offset by gains upon completion of sale) primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.
(6)	Represents income tax benefits related to the statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(7)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 9
October 23, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands except per share data)

(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals
	Nine Months Ended September 30, 2014
		Share-based			Asset
		compensation	Restructuring	Acquisition	impairment
	As Adjusted (1)	expense (2)	expenses (3)	expenses (4)	charge, net (5)	Actual
Revenues	$322,259	$—	$—	$—	$—	$322,259
EBITDA	$113,106	$(11,297)	$(2,909)	$(76)	$(557)	$98,267
EBITDA margin	35.1%	(3.5)%	(0.9)%	—	(0.2)%	30.5%
Operating income	$73,890	$—	$(2,909)	$(76)	$(557)	$70,348
Operating income margin	22.9%	—	(0.9)%	—	(0.2)%	21.8%
Pre tax income	$52,698	$—	$(2,909)	$(76)	$(557)	$49,156
Net income	$34,025	$—	$(2,089)	$(47)	$(366)	$31,523
Diluted earnings per share	$0.73	$—	$(0.05)	$—	$(0.01)	$0.67

	Reconciliation of Adjusted Measurements to Actuals
	Nine Months Ended September 30, 2013
		Share-based		Asset		Loss from
		compensation	Restructuring	impairment	Income tax	discontinued
	As Adjusted (1)	expense (2)	expenses (3)	charge, net (5)	benefit (6)	operation, net (7)	Actual
Revenues	$299,687	$—	$—	$—	$—	$—	$299,687
EBITDA	$117,010	$(10,023)	$(2,053)	$(39,489)	$—	$—	$65,445
EBITDA margin	39.0%	(3.3)%	(0.7)%	(13.2)%	—	—	21.8%
Operating income	$80,549	$—	$(2,053)	$(39,489)	$—	$—	$39,007
Operating income margin	26.9%	—	(0.7)%	(13.2)%	—	—	13.0%
Pre tax income from continuing operations	$58,231	$—	$(2,053)	$(39,489)	$—	$—	$16,689
Net income	$37,078	$—	$(1,289)	$(25,518)	$1,861	$(168)	$11,964
Diluted earnings per share	$0.81	$—	$(0.03)	$(0.56)	$0.04	$—	$0.26

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge (offset by gains upon completion of sale) primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(6)	Represents income tax benefits related to the statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(7)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 10
October 23, 2014

The sale of our Netherlands operation in 2013 is reflected in the financial data herein as a discontinued operation.

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before discontinued operation, net of taxes, interest expense, income taxes, depreciation and amortization, and, if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations, pay authorized quarterly dividends and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.